                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                ______________


                                  FORM 8-A/A
                               (AMENDMENT NO. 3)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              SCPIE HOLDINGS INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                                                95-4557980
----------------------------------------------------    ---------------------------------
(State of incorporation or organization)                (IRS Employer Identification No.)

1888 Century Park East, Suite 800, Los Angeles, CA      90067-1712
----------------------------------------------------    ---------------------------------
(Address of principal executive offices)                (Zip Code)

     If this form relates to the               If this form relates to the
     registration of a class of debt           registration of a class of debt
     securities and is effective upon          securities and is to become effective
     filing pursuant to General                simultaneously with the effectiveness
     Instruction A(c)(i) please check          of a concurrent registration
     the following box. [_]                    statement under the Securities Act of
                                               1933 pursuant to General Instruction
                                               A(c)(2) please check the following
                                               box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     ---------------------------------         ------------------------------
     Preferred Share Purchase Right            New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Securities to be Registered.
         ------------------------------------------

         On August 4, 1999, the Board of Directors of SCPIE Holdings Inc. adopted a Second Amendment to Rights Agreement attached hereto as an Exhibit.


Item 2.  Exhibits
         --------

         4. Second Amendment to Rights Agreement, dated as of August 4, 1999, between SCPIE Holdings Inc. and ChaseMellon Shareholder Services, LLC.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SCPIE HOLDINGS INC.


Dated:  August 23, 1999,          By  /s/ Patrick T. Lo
                                      ----------------------------
                                      Patrick T. Lo
                                      Vice President and Chief Financial Officer
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                                 EXHIBIT INDEX


       4. Second Amendment to Rights Agreement, dated as of August 4, 1999, between SCPIE Holdings Inc. and ChaseMellon Shareholder Services, LLC.